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                                                               Exhibit 5.1

                                Palmer & Dodge

                               One Beacon Street
                          Boston, Massachusetts 02108

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420
                                                                   Telex: 951104


                                 July 31, 1995

Parametric Technology Corporation
128 Technology Drive
Waltham, MA 02154

Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Parametric Technology Corporation, a Massachusetts corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to up to 651,596 shares of Common Stock, $.01 par value, of the Company (the "Shares"), issuable upon exercise of options granted under the Rasna Corporation 1988 Stock Option Plan (the "Plan") which were assumed by the Company in connection with its acquisition of Rasna Corporation.

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that when issued in accordance with the terms of the Plan and the options, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement.



                                                            Very truly yours,

                                                         /s/Palmer & Dodge

                                                            PALMER & DODGE

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